SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2015

USA SYNTHETIC FUEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54044	13-3995258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

312 Walnut Street, Suite 1600

Cincinnati, OH 45202

(Address of Principal Executive Offices, Zip Code)

(513) 762-7870
(Registrant’s telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth below under Item 2.01 is hereby incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed by USA Synthetic Fuel Corporation (the “Company”), on March 17, 2015, the Company and its subsidiaries Lima Energy Company (“LEC”) and Cleantech Corporation (“CEC”) (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered under the caption “In re USA Synthetic Fuel Corporation, et al.,” Case Nos. 15-10599 (MFW) (the “Chapter 11 Cases”). The Debtors have continued to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In addition, as previously disclosed by the Company, in connection with the filing of the Chapter 11 Cases, the Debtors entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of March 17, 2015 with Third Eye Capital Corporation (“TEC”) pursuant to which TEC agreed, subject to the terms of the Asset Purchase Agreement, to acquire substantially all of the assets of the Debtors (the “Asset Sale”).

On June 1, 2015, the Bankruptcy Court approved the Asset Sale pursuant that Order (I) Approving The Sale Of The Debtors' Assets Outside The Ordinary Course Of Business, (II) Authorizing The Sale Of Assets Free And Clear Of All Liens, Claims, Encumbrances And Interests, (III) Approving The Stalking Horse Agreement, (IV) Approving The Assumption And Assignment Of Certain Executory Contracts And Unexpired Leases Related Thereto, And (V) Granting Related Relief [Docket No. 149] (the “Sale Order”).  On June 1, 2015, the Asset Purchase Agreement was amended according to that certain First Amendment and Assignment and Assumption of Asset Purchase Agreement pursuant to which, among other things, TEC irrevocably assigned to American Future Fuels Corporation all of TEC’s rights and obligations as "Buyer" under the Asset Purchase Agreement.  The closing of the Asset Sale occurred on June 3, 2015. The Asset Sale was conducted pursuant to the provisions of Sections 105, 363 and 365 of the Bankruptcy Code and was effected pursuant to the previously disclosed Asset Purchase Agreement and the Sale Order.

The Company received total consideration of a “credit bid” (pursuant to Section 363(k) of the Bankruptcy Code) of $15 million owed by the Company under (i) that certain Note Purchase Agreement dated as of September 24, 2012, among the Debtors, the noteholders that are from time to time parties thereto, and TEC, as administrative agent for the noteholders (as amended from time to time, the “Note Purchase Agreement”), and (ii) that certain Debtor-in-Possession Term Loan Facility (the “DIP Facility Agreement”) dated as of March 17, 2015 by and between the Debtors, the lenders from time to time party thereto and TEC, as administrative agent for the lenders thereunder. In addition, the Buyer assumed specified liabilities of the Debtors in the amount of approximately $80 million as set forth in the Asset Purchase Agreement. The DIP Financing Agreement was terminated upon the closing of the Asset Sale and concurrently therewith TEC released all liens and security interests against the Debtors that were granted in connection with the DIP Financing Agreement.

Item 2.05	Costs Associated with Exit or Disposal Activities

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts incurred in connection with the Section 363 Sale and the Chapter 11 Proceeding, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures from such transactions.

Item 7.01.	Regulation FD Disclosure.

Based on the terms of the Asset Purchase Agreement, the Company does not expect to be able to distribute any proceeds to the Company’s stockholders and, therefore, believes that the shares of its common stock are worthless.

On June 4, 2015, the Debtors filed their monthly operating reports for the month of April 2015 (the “Monthly Operating Reports”) with the Bankruptcy Court. The Monthly Operating Reports are furnished as Exhibit 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.  The Company's bank statements have been excluded from these exhibits to Form 8-K because of their excessive volume.  They may be obtained by downloading the full filing from the Bankruptcy Court at (http://www.deb.uscourts.gov) or by request to the Company.

Most of the Debtors’ filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the

Bankruptcy Court or the Bankruptcy Court’s web site (http://www.deb.uscourts.gov) or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.  Information contained on, or that can be accessed through the Bankruptcy Court’s web site, is not part of this Current Report.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The Company is currently unable to prepare pro forma financial information reflecting the transactions described in Item 2.01 of this Current Report on Form 8-K without unreasonable effort or expense and thus such information is not reasonably available to the Company within the meaning of Rule 12b-21 under the Exchange Act. As a debtor-in-possession under the Bankruptcy Code, the Company files monthly operating reports with the Bankruptcy Court, which reports include financial statements that are limited in scope, cover a limited time period, are prepared solely for the purpose of complying with requirements applicable in the Chapter 11 Cases and are in a format acceptable to the U.S. Trustee. The Company cautions investors and potential investors not to place undue reliance upon the information contained in the monthly operating reports, which are not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.

(d)	Exhibits

Exhibit Number	Description

99.1	USA Synthetic Fuel Corporation Monthly Operating Report for the month of April 2015.
99.2	Lima Energy Company Monthly Operating Report for the month of April 2015.
99.3	Cleantech Corporation Monthly Operating Report for the month of April 2015.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. All statements contained in this Current Report on Form 8-K that are not statements of historical fact and all estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report on Form 8-K should be considered forward-looking statements. All forward-looking statements made in this Current Report on Form 8-K are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the control of the parties. Such factors include, but are not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, including risks associated with third party motions, (iii) challenges and risks associated with the Company continuing to operate and manage its business under Chapter 11 protection, and (iv) other risks, uncertainties and factors described in the Company’s filings with the Securities and Exchange Commission. The Company will not undertake to publicly update or revise any forward-looking statements even if experiences or future changes make it clear that any projected results expressed or implied therein will not be realized. Furthermore, based on the terms of the asset sale pursuant to Section 363 of the Bankruptcy Code, the Company cautions that it does not expect to distribute any proceeds from the sale to its stockholders and, as a result, believes that its shares of common stock are worthless.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2015

 USA Synthetic Fuel Corporation

By: /s/ Dr. Steven C. Vick
Name: Dr. Steven C. Vick
Title: President and CEO